Exhibit 15 — Letter Re: Unaudited Interim Financial Information
To the Shareholders and Board of Directors of Goodrich Corporation
We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated August 5, 2005 relating to the unaudited condensed consolidated interim financial statements of Goodrich Corporation that are included in its Form 10-Q for the quarter ended June 30, 2005:

Registration
Number	Description of Registration Statement	Filing Date
33-49052	The B.F.Goodrich Company Key Employees’ Stock Option Plan — Form S-8	June 26, 1992
333-03293	The B.F.Goodrich Company Stock Option Plan — Form S-8	May 8, 1996
333-19697	The B.F.Goodrich Company Savings Benefit Restoration Plan — Form S-8	January 13, 1997
333-53879	Directors’ Deferred Compensation Plan — Form S-8	May 29, 1998
333-53881	Rohr, Inc. 1982 Stock Option Plan, Rohr, Inc. 1989 Stock Incentive Plan and Rohr, Inc. 1995 Stock Incentive Plan — Form S-8	May 29, 1998
333-76297	Coltec Industries Inc. 1992 Stock Option Plan and Coltec Industries Inc. 1994 Stock Option Plan for Outside Directors — Form S-8	April 14, 1999
333-77023	The B.F.Goodrich Company Stock Option Plan and Goodrich Corporation 2001 Equity Compensation Plan — Form S-8	April 26, 1999
333-60210	Goodrich Corporation Stock Option Plan — Form S-8	May 4, 2001
333-60208	Goodrich Corporation Employee Stock Purchase Plan — Form S-8	May 4, 2001
333-98165	Shelf Registration for Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units — Form S-3	August 15, 2002
333-107866	Goodrich Corporation Employees’ Savings Plan — Form S-8	August 12, 2003
333-107867	Goodrich Corporation Wage Employees’ Savings Plan — Form S-8	August 12, 2003
333-107868	Goodrich Corporation Savings Plan for Rohr Employees — Form S-8	August 12, 2003
333-109247	Goodrich Corporation Directors’ Deferred Compensation Plan — Form S-8	September 29, 2003
333-123721	Goodrich Corporation Outside Director Deferral Plan — Form S-8	March 31, 2005
333-124244	Goodrich Corporation 2001 Equity Compensation Plan — Form S-8	April 22, 2005
/s/ Ernst & Young LLP
Charlotte, North Carolina
August 5, 2005

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